UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8 , 2018

INTELLIGENT HIGHWAY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55154	30-0680119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

2376 Gold River Rd, Suite 100

Rancho Cordova, CA 95670

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 460-1390

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8-Other Events.

Explanatory Note

On January 8, 2018 Fazync Corporation and Fazync, LLC both subsidiaries of Intelligent Highway Solutions, Inc. entered into an agreement with Tripac Systems Inc., to form a partnership. Tripac Systems, Inc, desires to form this partnership with Fazync Corporation for the deployment, installation, monitoring and maintenance of the Tripac Systems Phase Angel Synchronization Units (PAS).

Copy of press release attached.

Item 9.01 Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Fazync_Tripac Syestems agreement

99.1	Press Release dated January 10, 2018
(incorporated herein by reference)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Date: January 18, 2018	By:	/s/ Devon Jones
Devon Jones
Chief Executive Officer